Exhibit 4.2

Warrant No. ______

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, RULES AND REGULATIONS IN EFFECT THEREUNDER, AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, REGULATIONS AND LAWS. THIS WARRANT AND OTHER SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.

HERITAGE INSURANCE HOLDINGS, INC.

(Organized under the Laws of the State of Delaware)

Void after 5:00 p.m., Eastern Time, on March 31, 2018

Warrant for the Purchase of __________ Shares

FOR VALUE RECEIVED, HERITAGE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Company”), hereby certifies that:

————— Warrant Holder —————

(the “Holder”) is entitled, subject to the provisions of this warrant (the “Warrant”), to purchase from the Company, at any time or from time to time, during the period commencing upon issuance of this Warrant and expiring at 5:00 p.m., Eastern Time, on March 31, 2018 (the “Termination Date”) up to the above-referenced number of shares of common stock, par value $0.0001 per share (each, a “Share”), of the Company at a price of Five Dollars and Eighty-Eight Cents ($5.88) per Share (such exercise price per Share, as adjusted, being hereinafter referred to as the “Exercise Price”).

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (i) in the case of loss, theft or destruction of reasonably satisfactory indemnification, or (ii) upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver a new Warrant of like terms and date.

The Holder agrees with the Company that this Warrant and any Shares issued pursuant hereto are issued and governed by all of the conditions, limitations and provisions set forth in this Warrant and in the Certificate of Incorporation of the Company, as may be amended from time to time.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, or from time to time, until the Termination Date. If the Termination Date falls on a Saturday, Sunday or legal holiday, then the Termination Date shall be extended until 5:00 p.m. on the next succeeding business day. The Warrant shall be exercised by presentation and surrender of this Warrant to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by valid payment of the Exercise Price for the number of Shares specified in the Warrant Exercise Form. If this Warrant should be exercised only in part, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the Shares purchasable hereunder. No fractional Shares will be issued, and any exercise of this Warrant therefore must provide for the issuance of, and payment for, whole Shares.

2. Rights Prior to Exercise. The Holder is not, by virtue of being the Holder of this Warrant, a stockholder of the Company and is not entitled to any rights of a stockholder, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant.

3. Rights Upon Exercise. Upon receipt by the Company of this Warrant, the Warrant Exercise Form, and valid payment for the Shares, the Holder shall be deemed to be the holder of record of the Shares notwithstanding that the transfer books of the Company shall then be closed or that certificate representing such Shares shall not then be actually delivered to the Holder. Such certificate shall be delivered by the Company as soon as practicable after exercise of this Warrant.

4. Reservation of Shares. The Company will at all times through the Termination Date keep available out of its aggregate authorized but unissued Shares, the number of Shares deliverable upon the exercise of all outstanding Warrants.

5. Restrictions Upon Transferability. Both this Warrant and the Shares purchasable hereunder are subject to restrictions on their sale, transfer or assignment (“Transfer”). Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities law(s). In the event the Holder elects (or is obligated by court decree) to Transfer all or part of the Holder’s interest in this Warrant, then the Company shall have a first or prior option to redeem this Warrant, in its entirety, within thirty (30) days of being notified by the Holder of the proposed Transfer. The redemption price shall be upon the same terms and consideration as provided under the proposed Transfer. If the Company does not notify the Holder in writing within such 30-day period of its intention to redeem this Warrant, the Holder may Transfer this Warrant provided that (i) this Warrant and the Shares then have been registered under the Act and applicable state securities laws, or (ii) the Holder delivers to the Company an opinion from counsel in a form reasonably satisfactory to the Company that the proposed Transfer is exempt from the Act and state securities laws.

6. Redemption. This Warrant may be exercised only for the referenced Shares. This Warrant is not redeemable by the Company for cash, property or any other rights or privileges except as provided at Section 5.a. of this Warrant.

7. Adjustments to Exercise Price and Number of Shares. The Exercise Price of associated with each Shares and/or the number of Shares issuable upon exercise shall be adjusted from time to time as set forth below:

a. Distributions of Shares. If the Company prior to exercise of this Warrant declares a distribution of Shares to the then-existing stockholders, the Exercise Price associated with each Share that may be acquired hereunder shall be decreased such that it is equal to (i) the Exercise Price in effect on the date the Shares are distributed to the then-existing holders (“Record Date”), multiplied by a fraction equal to (ii) the aggregate number of outstanding Shares immediately prior to the Record Date divided by the aggregate number of Shares outstanding immediately after the Record Date. The number of Shares issuable to the Holder shall be increased by dividing the number of Shares purchasable by the same fraction.

b. Subdivisions and Combinations. If the Company subdivides the outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased. Conversely, if the outstanding Shares are combined at any time into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares issuable upon exercise of this Warrant shall be proportionately reduced.

8. Adjustments for Consolidation, Merger, Sale of Assets or Reorganization. If the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger; or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Shares are changed into or exchanged for units or other securities of any other entity or cash or any other assets; or (iii) transfers all or substantially all of its properties and assets to any other entity; or (iv) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Shares, then, and in each such case, proper provision shall be made so that, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each Holder shall be entitled to receive (at the aggregate Exercise Price in effect for Shares issuable hereunder immediately prior to such consummation), in lieu of Shares upon exercise of this Warrant prior to consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such action as nearly equivalent as possible to the adjustments provided for in this Section 8).

9. Notice of Adjustment. Whenever the number of Shares issuable hereunder or the Exercise Price therefor is adjusted as provided in Section 7 or Section 8 of this Warrant, the Company shall send each Holder a notice setting forth (i) the Exercise Price and the number of Shares issuable hereunder after such adjustment, (ii) a brief statement of the facts prompting the adjustment, and (iii) the computation by which the adjustment was made. Without regard to any such adjustment, unless the Holder otherwise requests, the Company need not reissue this Warrant notwithstanding that it continues to refer to the same Exercise Price and number of Shares as when issued.

10. Adjustment Provisions. The following provisions apply to adjustments made under this Warrant.

a. Treasury Shares. The number of Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Company.

b. Successive Transactions. The provisions of Section 7 and Section 8 shall similarly apply to successive transactions.

c. Exceptions to Adjustments. No adjustment to the Exercise Price or the number of Shares subject to this Warrant shall be made (i) upon the issuance of Shares pursuant to the exercise of this or other Warrants, or (ii) upon the grant or issuance of options to purchase Shares to employees, officers or directors of the Company.

11. Legend. Upon exercise of this Warrant, all certificates or book-entry credits representing the Shares issued hereunder shall bear substantially the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

12. Applicable Law. This Warrant is issued under and shall for all purposes be governed and construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, by its duly authorized officer.

HERITAGE INSURANCE HOLDINGS, INC.

By:
President

WARRANT EXERCISE FORM

The undersigned irrevocably elects to exercise this Warrant to extent of purchasing _______ Shares of Heritage Insurance Holdings, Inc. In connection with this exercise, the undersigned makes payment at the rate of $_____________ per Share, or an aggregate of $___________ for all Shares subject to this exercise.

Date	Signature of Holder

Print Name

Additional Signature (if held jointly)

Print Name

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